«Grant_Number»
PHILADELPHIA INSURANCE COMPANIES
PERFORMANCE SHARE AWARD AGREEMENT
     THIS PERFORMANCE SHARE AWARD (the “Award”) is hereby granted as of «Grant_Date» (the “Grant Date”) by Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (the “Company”), to «First_Name» «Last_Name» (the “Grantee”) pursuant to the Company’s Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan (the “Plan”), and subject to the terms and conditions set forth therein and as set out in this Award Agreement. Capitalized terms used herein shall, unless otherwise required by the context, have the meaning ascribed to such terms in the Plan.
                    By action of the Committee, and subject to the terms of the Plan, the Grantee is hereby granted shares of the Company’s Common Stock, no par value, as indicated below (the “Stock”), subject to the Plan and to the restrictions and risks of forfeiture as set forth in this Award Agreement.
                    NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Agreement, the parties agree as follows:
W I T N E S S E T H
     1. Definitions. As used herein, the following terms shall have the meanings set forth below:
          (a) “Cliff Vesting Date” means [INSERT THE DATE AS OF WHICH THE AWARD VESTS BY REASON OF PERFORMANCE OR IS FORFEITED].
          (b) “Date of Grant” means the Effective Date as indicated above.
          (c) “Restriction Period” with respect to any Stock subject to this Award Agreement, means the period from the Date of Grant up to the Cliff Vesting Date.
     2. Grant. The Company grants to the Grantee upon the terms and conditions set forth in this Award Agreement «M__Shares» shares of the Company’s Common Stock. This Award is given upon the following terms and conditions:
          (a) Subject to the terms and conditions set forth herein and in the Plan, Grantee shall not be permitted to sell, transfer, pledge or assign any Restricted Stock during such shares’ Restricted Period.
          (b) Subject to the terms and conditions set forth herein and in the Plan, the restrictions on the Stock subject to this Award Agreement imposed hereunder or pursuant to the Plan shall lapse on the Cliff Vesting Date but only to the extent determined by reference to the performance vesting schedule set forth on Annex 1, hereto; provided, however, that the Stock subject to this Award shall be forfeited in its entirety, and shall not therefore become vested as of the Cliff Vesting Date to any extent if the Grantee’s employment with the Company terminates for any reason prior to the Cliff Vesting Date.
          (c) Any stock that is forfeited prior to the Cliff Vesting Date by reason of the Grantee’s termination of employment, or that is forfeited as of the Cliff Vesting Date by reason of not having become vested pursuant to the vesting schedule set forth on Annex 1, shall be reacquired by the Company without consideration.

          (d) Except for the restrictions specified herein and in the Plan, the Grantee shall have all of the rights of a shareholder with respect to the Stock subject to this Award, including the right to vote such Stock to the same extent that such shares could be voted if they were not subject to the restrictions set forth in this Award Agreement.
          (e) Any dividends payable with respect to the Stock subject to this Award shall be distributed to the Grantee at the same time and in the same manner as dividends are distributed to any other holder of the Company’s Common Stock. Any dividends that are in the nature of extraordinary dividends or that are in the form of a distribution of securities, shall be held in escrow and shall be subject to the same restrictions and the same provisions for vesting and forfeiture as are applicable under the terms of this Award Agreement and the Plan to the Stock with respect to which such dividends were issued.
     3. Legends. Certificates representing the Stock subject to this Award Agreement shall bear such legends as the Company shall deem appropriate to reflect any restrictions on transfer imposed under the Award Agreement, pursuant to the terms of the Plan, or by reason of applicable federal or state securities laws.
     4. Delivery of Shares. Upon the Cliff Vesting Date, the Company shall notify Grantee of the extent, if any, to which the Stock subject to this Award Agreement has become vested and/or forfeited, as the case may be, and with respect to the portion, if any, that has become vested, shall, without payment from Grantee for such Restricted Stock, upon such Grantee’s request deliver a certificate for such Restricted Stock without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, by reason of applicable federal or state securities laws; provided that no certificates for shares will be delivered to Grantee (or to his or her personal representative, heir or legatee) until appropriate arrangements have been made with the Company for the withholding of any taxes which may be due with respect to such Stock. The Company may condition delivery of certificates for shares of Stock upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. Prior to the Cliff Vesting Date, the Committee may require the Grantee to deliver to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award in order to facilitate the reacquisition of the Stock by the Company in the event of a forfeiture, or may hold the certificates representing the Stock subject to this Award Agreement until the end of the Restriction Period.
     5. Status of Stock. The Stock subject to this Award is intended to constitute property subject to a substantial risk of forfeiture during the Restriction Period, and subject to federal income tax in accordance with Section 83 of the Code. Section 83 generally provides that Grantee will recognize compensation income with respect to the Stock only to the extent it becomes vested on the applicable Vesting Date or Dates in an amount equal to the then fair market value of the Stock. Alternatively, Grantee may elect, pursuant to Section 83(b) of the Code, to recognize compensation income for all or any part of the Stock subject to this Award as of the date the Award is granted to the Grantee in an amount equal to the fair market value of the Stock subject to the election. Such election must be made within 30 days of the date the Award is granted, and the Grantee is required to notify the Company immediately if such an election is made. Grantee should consult his or her tax advisors to determine whether a Section 83(b) election is appropriate.
     6. Employment. Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to be continued as an employee of the Company or interfere in any way with the right of the Company to remove the Grantee as an employee at any time for any cause.

     7. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but except as provided above, the Award granted shall not be assigned or otherwise disposed of by the Grantee.
     8. The Plan. This Award is subject to the terms and conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall control.
     IN WITNESS WHEREOF, this Award Agreement has been executed on this «Witness_Day» day of «Witness_Month», 2007.

PHILADELPHIA CONSOLIDATED HOLDING CORP.
By:

ACKNOWLEDGED

GRANTEE